UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 18, 2016

AIR METHODS CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	0-16079	84-0915893
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification Number)

7301 South Peoria, Englewood, Colorado	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 792-7400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07              Submission of Matters to a Vote of Security Holders.

Air Methods Corporation (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) on May 18, 2016 in Englewood, Colorado.  Holders of 39,681,359 shares of the Company’s common stock outstanding at the close of business on April 6, 2016 were entitled to vote at the Annual Meeting, of which 30,951,107 shares, or approximately 78.0%, of those entitled to vote, were represented in person or by proxy at the Annual Meeting.  The Company’s stockholders elected all of the directors nominated by the Board of Directors (the “Board”), ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016, and approved the advisory vote on the executive compensation program for the Company’s named executive officers.  The Company’s stockholders did not approve the proposed amendments to the Company’s certificate of incorporation and bylaws to declassify its Board.  The results of the voting on each of the matters submitted to the stockholders are as follows:

1.             Election of C. David Kikumoto, Jessica L. Wright, and Joseph E. Whitters to serve on the Board until the 2019 annual meeting of stockholders or until their successors have been duly elected and qualified, or until the earlier of their respective deaths, resignations or retirement:

Name	FOR	WITHHELD	BROKER NON-VOTES
C. David Kikumoto	30,221,642	729,465	—
Jessica L. Wright	30,244,260	706,847	—
Joseph E. Whitters	30,233,732	717,375	—

2.             Ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
30,743,739	89,533	117,834	0

3.             Approval, on an advisory basis, of the executive compensation program for the Company’s named executive officers:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
30,149,336	673,758	128,012	—

4.             Approval of the amendments to the Company’s certificate of incorporation and bylaws:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
30,324,302	99,383	527,422	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AIR METHODS CORPORATION

Date: May 20, 2016	By:	/s/ Crystal L. Gordon
Crystal L. Gordon
Senior Vice President, General Counsel
and Secretary